Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 28, 2013 by and among each of the persons listed on the signature pages hereto as lenders (the “Lenders”), Crosstex Energy, L.P., a Delaware limited partnership (the “Borrower”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

ARTICLE I

BACKGROUND

A.                                    The Lenders, the Administrative Agent, the L/C Issuer and the Borrower are parties to that certain Amended and Restated Credit Agreement dated as of February 10, 2010 (as amended, supplemented or restated, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings when used herein.

B.                                    Certain of the Loan Parties and the Administrative Agent are parties to various Mortgages.

C.                                    The Borrower has requested, and the Lenders have agreed to amend the Credit Agreement and the Mortgages as provided for herein and on the terms and conditions set forth herein.

ARTICLE II

AGREEMENT

NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.                                           Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is amended by deleting the definitions of “Clearfield Acquisition” and “Clearfield Entities”.

(b)                                 Section 1.01 of the Credit Agreement is amended to add the following new definitions in alphabetical order:

“Eighth Amendment Effective Date” means August 28, 2013.

“Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii)

the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (v) and any regulations promulgated under any of the foregoing.

“Improvement” means any Building (as defined in the applicable Flood Insurance Regulation) or any Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation).

“Material Improvement” means any Improvement that is either (a) material to the operations of the business of the Loan Parties or (b) has a replacement cost value, in the Borrower’s good faith estimate, in excess of $2,500,000, when taken as a whole with all other related Improvements.

(c)                                  Clause (g) of the definition of “Indebtedness” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“(g)                            all mandatory obligations of such Person to purchase, redeem, retire or defease any Equity Interest in such Person or any other Person prior to one year after the Maturity Date, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and”

(d)                                 Section 6.02(f) of the Credit Agreement is amended to read in its entirety as follows:

“(f)                             promptly, and in any event within 60 days after June 30 and December 31 of each year, commencing with the period ended June 30, 2013, a summary of (1) substantially all new real property interests (including owned and leased properties, easements and other property interests) acquired and/or recorded by the Borrower or any Wholly-Owned Subsidiary and (2) any previously acquired property that is not encumbered by a Mortgage, that has been developed by the Borrower or any Wholly-Owned Subsidiary,  on which pipelines or other assets of Borrower or any Wholly-Owned Subsidiary are located, or which has become subject to a plan for development or construction, in each case during the preceding six month period ending on such June 30 or December 31, as applicable (collectively, a “Newly Acquired Real Property Report”), which Newly Acquired Real Property Report shall: (i) give a description of any Material Improvement located on any such acquired or previously acquired property (including (x) the type and use of such Material Improvement, (y) location information sufficient for the Administrative Agent to obtain a flood determination certificate covering such Material Improvement, and (z) the Borrower’s good faith estimate of the replacement cost value of such Material Improvement), and (ii)

indicate whether such Material Improvement is already encumbered by a Mortgage;

(e)                                  Section 6.07 of the Credit Agreement is amended to designate the existing text as clause (a) and to add a new clause (b) which reads in its entirety as follows:

“(b)                           If at any time the area in which any Improvement constituting Collateral is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the Flood Insurance Regulations.”

(f)                                   Section 6.12(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)                           At any time upon the request of the Administrative Agent, the Borrower shall promptly execute and deliver or, subject to subsection (c) below, cause its Material Subsidiaries and other Subsidiaries that are Loan Parties to execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in order to perfect, protect, and preserve the Liens of such Collateral Documents or to grant a Lien in additional assets of the Loan Parties (other than Excluded Property, as such term is defined in the applicable Collateral Documents).  In connection with the delivery of any Mortgages to the Administrative Agent as required under this Agreement, as promptly as practicable after the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent real property title reports, surveys and engineering, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to Administrative Agent.”

(g)                                  Section 6.15 of the Credit Agreement is amended to read in its entirety as follows:

“Newly Acquired Real Property. Within 90 days (or such longer period as permitted by the Administrative Agent in its sole discretion) after each Newly Acquired Real Property Report is due but in any event within 180 days after each Newly Acquired Real Property Report is due, the Administrative Agent shall have received deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust, in form reasonably satisfactory to the Administrative Agent and its counsel, covering substantially all real property interests owned by the Borrower and each Guarantor as reflected on the Newly Acquired Real Property Report (other than Improvements that are not Material

Improvements and any such other real property in which the Administrative Agent shall determine a perfected Lien is unnecessary due to the cost in relation to the benefit).”

(h)                                 Section 6.18 of the Credit Agreement is amended to add a new clause (f) which reads in its entirety as follows:

“(f)                             Within 45 days after the Eighth Amendment Effective Date (or such later date as is acceptable to the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a schedule of all Material Improvements of the Loan Parties as of such date, including (a) the type and use of such Material Improvements, (b) location information sufficient for the Administrative Agent to obtain a flood determination certificate covering such Material Improvements, and (c) the Borrower’s good faith estimate of the replacement cost value of such Material Improvements.”

(i)                                     Section 7.02 (f) of the Credit Agreement is amended to read in its entirety as follows:

“(f)                             other Investments not included in subsection (e) herein in an aggregate amount not to exceed, at the time any such Investment is made, 6.5% of Consolidated Net Tangible Assets as of the date of any such Investment; provided that at the time such Investment is made (i) no Default or Event of Default shall exist prior to or after giving effect to such Investment, (ii) the Aggregate Commitments would exceed the Total Outstandings by at least $50,000,000 at the time of such Investment and after giving effect thereto and (iii) the financial covenants contained in Section 7.11 shall be satisfied on a pro forma basis (calculated as of the end of the most recent fiscal quarter, but giving effect to each such Investment and any related incurrence of debt or other transactions) after giving effect to such Investment;”

(j)                                    Section 7.02 of the Credit Agreement is amended to delete the word “and” at the end of clause (j), replace the period at the end of clause (k) with “; and “, add a new clause (l), which shall read in its entirety as follows:

“(l)   cash Investments in Howard Midstream Energy Partners, LLC in an amount outstanding at any time not to exceed $110,000,000; provided that at the time such Investment is made (i) no Default or Event of Default shall exist prior to or after giving effect to such Investment, (ii) the Aggregate Commitments would exceed the Total Outstandings by at least $50,000,000 at the time of such Investment and after giving effect thereto and (iii) the financial covenants contained in Section 7.11 shall be satisfied on a pro forma basis (calculated as of the end of the most recent fiscal quarter, but giving effect to each such Investment and any related incurrence of debt or other transactions) after giving effect to such Investment.”

(k)                                 Section 7.11(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)                           Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of (i) any fiscal quarter of the Borrower ending on or prior to December 31, 2014 to be less than 2.25 to 1.00, and (ii) each fiscal quarter ending thereafter to be less than 2.50 to 1.00; provided that for purposes of this Section 7.11(a), Consolidated EBITDA may include, at Borrower’s option, any Material Project EBITDA Adjustments.”

(l)                                     Section 7.11(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)                           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of (i) any fiscal quarter of the Borrower ending on or prior to September 30, 2014 to be greater than 5.50 to 1.00, and (ii) each fiscal quarter ending thereafter to be greater than 5.25 to 1.00; provided that for purposes of this Section 7.11(b), Consolidated EBITDA may include, at Borrower’s option, any Material Project EBITDA Adjustments.”

(m)                             Section 9.10(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)                           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is an Improvement, if the Administrative Agent determines that either (A) such Improvement is not a Material Improvement, or (B) in the Administrative Agent’s sole discretion, the Flood Insurance Regulations have not, or could not be satisfied with respect to such Improvement;”

Section 2.                                           Conditions Precedent.  This Amendment shall become effective as of the date first set forth above upon the satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent shall have received each of the following:

(1)                                 this Amendment, duly executed by the Borrower, the Required Lenders, and the Administrative Agent;

(2)                                 the acknowledgment attached to this Amendment, duly executed by each Guarantor;

(3)                                 the fee letter dated as of the date hereof (the “Fee Letter”), duly executed by the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith, Inc.;

(4)                                 payment or evidence of payment of all reasonable fees and expenses owed by the Borrower to the Administrative Agent including, without limitation, the fees payable under the Fee Letter and the reasonable fees and expenses of Bracewell & Giuliani LLP, counsel to the Administrative Agent; and

(5)                                 such other documents, instruments and certificates as reasonably requested by the Administrative Agent and the Lenders.

(b)                                 The representations and warranties set forth in Section 3 of this Amendment shall be true and correct on and as of the date hereof.

Section 3.                                           Representations and Warranties.

(a)                                 The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below:

(1)                                 The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment.

(2)                                 The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under the Loan Documents), or require any payment to be made (other than payments required under any Loan Document) under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or its properties or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law; except in each case referred to in clause (b), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(3)                                 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment, except for such approvals, consents, exemptions, authorizations, other actions, notices and filings as have been obtained, taken, given or made and are in full force and effect and with which the Borrower and its Subsidiaries are in compliance in all material respects or which the failure to have would not result in a Material Adverse Effect.

(4)                                 This Amendment has been duly executed and delivered by the Borrower and acknowledged by each Guarantor.  This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).

(5)                                 The execution, delivery and performance of this Amendment do not adversely affect the enforceability of any Lien of the Collateral Documents.

(6)                                 Except as disclosed in Schedule 5.06 to the Credit Agreement, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Authority, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(7)                                 The representations and warranties made by the Borrower and the Guarantors contained in Article V of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, other than any such representations or warranties that, by the their terms, refer to a specific date, in which case such representation or warranties are true and correct in all material respects as of such earlier specific date.

(8)                                 No event has occurred and is continuing, or would result from the effectiveness of this Amendment, which constitutes a Default.

(9)                                 As of June 30, 2013, the Borrower has no (a) Material Subsidiaries other than those listed on Schedule 3(a) and (b) non-Material Subsidiaries other than those listed on Schedule 3(b).

Section 4.                                           Reference to and Effect on the Credit Agreement.

(a)                                 On and after the effective date of this Amendment each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit

Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)                                 Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Loan Documents.

(c)                                  Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

(d)                                 This Agreement is a Loan Document for the purposes of the other Loan Documents.

Section 5.                                           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic imaging means shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 6.                                           Governing Law; Binding Effect.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and shall be binding upon the Borrower, the Administrative Agent, the L/C Issuer, each Lender and their respective successors and assigns.

Section 7.                                           Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

THIS WRITTEN AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page blank; signature pages follow]

Executed as of the date first set forth above.

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, LLC,
its general partner

	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

Each of the undersigned, as guarantors under the Amended and Restated Guaranty dated as of February 10, 2010 (as supplemented to date, the “Guaranty”), and as debtors, mortgagors, and/or grantors under the Collateral Documents, hereby (a) consents to this Amendment, and (b) confirms and agrees that the Guaranty and each of the Collateral Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the effective date of the Amendment each reference in the Guaranty and the other Collateral Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

ADDRESS FOR ALL	CROSSTEX ENERGY SERVICES, L.P.
UNDERSIGNED:
	By:	Crosstex Operating GP, LLC,
2501 Cedar Springs		its general partner
Suite 100
Dallas, Texas 75201
Attention: General Counsel	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

APPALACHIAN OIL PURCHASERS, LLC

CROSSTEX OPERATING GP, LLC

CROSSTEX ORV HOLDINGS, INC.

CROSSTEX ENERGY SERVICES GP, LLC

CROSSTEX LIG, LLC

CROSSTEX TUSCALOOSA, LLC

CROSSTEX LIG LIQUIDS, LLC

CROSSTEX PROCESSING SERVICES, LLC

CROSSTEX PELICAN, LLC

CROSSTEX PERMIAN, LLC

CROSSTEX PERMIAN II, LLC

KENTUCKY OIL GATHERING, LLC

M&B GAS SERVICES, LLC

OHIO OIL GATHERING II, LLC

OHIO OIL GATHERING III, LLC

OOGC DISPOSAL COMPANY I, LLC

WEST VIRGINIA OIL GATHERING, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

CROSSTEX GULF COAST MARKETING LTD. CROSSTEX CCNG PROCESSING LTD. CROSSTEX NORTH TEXAS PIPELINE, L.P. CROSSTEX NORTH TEXAS GATHERING, L.P. CROSSTEX NGL MARKETING, L.P. CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC, general partner of each above limited partnership

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC, as general partner, and
By:	Crosstex Pelican, LLC, as general partner

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Henry Pennell
	Name:	Henry Pennell
	Title:	Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Adam H. Fey
	Name:	Adam H. Fey
	Title:	Director

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

COMERICA BANK

By:	/s/ Brandon M. White
	Name:	Brandon M. White
	Title:	Assistant Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

COMPASS BANK

By:	/s/ Umar Hassan
	Name:	Umar Hassan
	Title:	Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ Jason York
	Name:	Jason York
	Title:	Authorized Signatory

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy Mak
	Name:	Nancy Mak
	Title:	Senior Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A.

By:	/s/ William Jones
	Name:	William Jones
	Title:	Authorized Signatory

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

CITIBANK, N.A.

By:	/s/ Michael Zeller
	Name:	Michael Zeller
	Title:	Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

ABN AMRO CAPITAL USA LLC

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

By:	/s/ Casey Lowary
	Name:	Casey Lowary
	Title:	Executive Director

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

REGIONS BANK

By:	/s/ David Valentine
	Name:	David Valentine
	Title:	Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Jill McSorley
	Name:	Jill McSorley
	Title:	Senior Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

ONEWEST BANK, FSB

By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Executive Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SCHEDULE 3(a)

MATERIAL SUBSIDIARIES

Crosstex Energy Services, L.P. (DE)
Crosstex Operating GP, LLC (DE)*
Crosstex Energy Services GP, LLC (DE)*
Crosstex LIG, LLC (LA)
Crosstex Tuscaloosa, LLC (LA)*
Crosstex LIG Liquids, LLC (LA)
Crosstex Gulf Coast Marketing Ltd. (TX)*
Crosstex CCNG Processing Ltd. (TX)
Crosstex North Texas Pipeline, L.P. (TX)
Crosstex North Texas Gathering, L.P. (TX)
Crosstex NGL Pipeline, L.P. (TX)*
Crosstex NGL Marketing, L.P. (TX)*
Crosstex Processing Services, LLC (DE)
Crosstex Pelican, LLC (DE)
Sabine Pass Plant Facility Joint Venture (TX)*
Crosstex Permian, LLC (TX)*
Crosstex Permian II, LLC (TX)*
Crosstex Louisiana Gathering, LLC (Louisiana)*
Crosstex ORV Holdings, Inc. (DE)*
Appalachian Oil Purchasers, LLC (DE) *
Kentucky Oil Gathering, LLC (DE) *
M&B Gas Services, LLC (DE) *
Ohio Oil Gathering II, LLC (DE) *
Ohio Oil Gathering III, LLC (DE) *
OOGC Disposal Company I, LLC (DE) *
West Virginia Oil Gathering, LLC (DE) *

*Indicates entity has previously been treated as a Material Subsidiary (e.g., it pledged assets and is a Guarantor) but does not technically meet the definition of a “Material Subsidiary” as of June 30, 2013.

Schedule 3(a) to

Eighth Amendment to Amended and Restated Credit Agreement

SCHEDULE 3(b)

NON-MATERIAL SUBSIDIARIES

Crosstex Crude Marketing, LLC (Delaware)
Crosstex Louisiana Energy, L.P. (Delaware)
Crosstex DC Gathering Company, J.V. (Texas)
Crosstex Energy Finance Corporation (Delaware)
Crosstex Texas NGL Pipeline, LLC (Texas)
Clearfield Ohio Holdings, Inc. (Ohio)

Schedule 3(b) to

Eighth Amendment to Amended and Restated Credit Agreement